Exhibit 99.1
Investors Bancorp, Inc. Announces Second Quarter Financial Results
Short Hills, N.J. — (PR NEWSWIRE) — January 26, 2006 — Investors Bancorp, Inc. (“Company”), the holding company for Investors Savings Bank (“Bank”), reported a net loss of $4.9 million for the three months ended December 31, 2005 compared to net income of $10.8 million for the three months ended December 31, 2004. The Company also reported net income of $1.0 million for the six months ended December 31, 2005 compared to $18.8 million for the six months ended December 31, 2004. The Company’s results of operations for periods ended December 31, 2005 were negatively impacted by a $20.7 million pre-tax charitable contribution expense and positively impacted by the investment of stock subscription proceeds received in its initial public offering.
Robert M. Cashill, the Company’s President and CEO commented on the three month results. “While earnings for the period were influenced by the contribution to the Investors Savings Bank Charitable Foundation and the difficult interest rate environment, we are pleased with our continued success of changing our balance sheet to focus on retail banking.” Loans grew to $2.42 billion at December 31, 2005, an increase of 21.4% from June 30, 2005. He also commented on the interest rate environment, “The flatness of the yield curve and the high cost of attracting deposits in the New Jersey marketplace will continue to put pressure on earnings throughout 2006.”
Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and forty-six branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Somerset and Union Counties, New Jersey.
At December 31, 2005 the Company had total assets, deposits and stockholders’ equity of $5.13 billion, $3.27 billion and $887.4 million, respectively.
Comparison of Operating Results
Interest and Dividend Income
Total interest and dividend income increased by $5.3 million, or 9.3%, to $61.9 million for the three months ended December 31, 2005 from $56.7 million for the three months ended December 31, 2004. This increase is primarily due to a 31 basis point increase in the weighted average yield on interest-earning assets to 4.72% for the three months ended December 31, 2005 compared to 4.41% for the three months ended December 31, 2004. In addition, the average balance of interest-earning assets increased $105.4 million, or 2.1%, to $5.24 billion for the three months ended December 31, 2005 from $5.14 billion for the three months ended December 31, 2004.
Interest income on loans increased by $11.7 million, or 64.6%, to $29.8 million for the three months ended December 31, 2005 from $18.1 million for the three months ended December 31, 2004, reflecting an $898.2 million, or 63.6%, increase in the average balance of net loans to $2.31 billion for the three months ended December 31, 2005 from $1.41 billion for the three months ended December 31, 2004. In addition, the average yield on loans increased to 5.16% for the three months ended December 31, 2005 from 5.13% for the three months ended December 31, 2004.
Interest income on all other interest-earning assets, excluding loans, decreased by $6.4 million, or 16.7%, to $32.1 million for the three months ended December 31, 2005 from $38.5 million for the three months ended December 31, 2004. This decrease reflected a $792.8 million decrease in the average balance of securities and other interest-earning assets, partially offset by a 24 basis point increase in the average yield on investment securities and other interest-earning assets to 4.38% for the three months ended December 31, 2005 from 4.14% for the three months ended December 31, 2004. The yield on investment securities was negatively affected in 2004 by the accelerated write-off of premiums on mortgage-backed securities, caused by faster prepayments on the underlying mortgages when compared to 2005.
Total interest and dividend income increased by $6.0 million, or 5.3%, to $119.1 million for the six months ended December 31, 2005 from $113.1 million for the six months ended December 31, 2004. This increase is primarily due to a 28 basis point increase in the weighted average yield on interest-earning assets to 4.66% for the six months ended December 31, 2005 compared to 4.38% for the six months ended December 31, 2004. This was partially offset by a decrease in the average balance of interest-earning assets of $52.1 million, or 1.0%, to $5.11 billion for the six months ended December 31, 2005 from $5.16 billion for the six months ended December 31, 2004.
Interest income on loans increased by $22.5 million, or 66.2%, to $56.4 million for the six months ended December 31, 2005 from $33.9 million for the six months ended December 31, 2004, reflecting an $877.2 million, or 66.2%, increase in the average balance of net loans to $2.20 billion for the six months ended December 31, 2005 from $1.32 billion for the six months ended December 31, 2004. The average yield on loans for the six months ended December 31, 2005 and 2004 remained consistent at 5.12%.
Interest income on all other interest-earning assets, excluding loans, decreased by $16.5 million, or 20.8%, to $62.7 million for the six months ended December 31, 2005 from $79.2 million for the six months ended December 31, 2004. This decrease reflected a $929.3 million decrease in the average balance of securities and other interest-earning assets, partially offset by an 18 basis point increase in the average yield on investment securities and other interest-earning assets to 4.31% for the six months ended December 31, 2005 from 4.13% for the six months ended December 31, 2004.
Interest Expense
Total interest expense increased by $1.8 million, or 5.6%, to $34.2 million for the three months ended December 31, 2005 from $32.4 million for the three months ended December 31, 2004. This increase was primarily due to a 34 basis point increase in the weighted average cost of total interest-bearing liabilities to 3.04% for the three months ended December 31, 2005 compared to 2.70% for the three months ended December 31, 2004. This was partially offset by a $294.6 million, or 6.2%, decrease in the average balance of total interest-bearing liabilities to $4.49 billion for the three months ended December 31, 2005 from $4.79 billion for the three months ended December 31, 2004. Consistent with our strategic plan of reducing our reliance on wholesale funding, we reduced the average balance of wholesale borrowings during the three months ended December 31, 2005 by $390.4 million which was partially offset by an increase in the average balance of interest-bearing deposits for the three months ended December 31, 2005 of $95.9 million to $3.35 billion.
The average balance of core deposits (which consist of savings, money market and interest-bearing checking accounts) grew by $61.6 million to $955.3 million for the three months ended December 31, 2005 from $893.7 million for the three months ended December 31, 2004. Interest expense on savings and interest-bearing checking accounts increased $238,000 and $872,000, respectively, to $830,000 and $1.5 million, respectively, for the three months ended December 31, 2005 from $592,000 and $612,000, respectively, for the three months ended December 31, 2004. The increase in interest expense on savings and interest-bearing checking accounts was mainly attributed to growth in the average balances for these product types of $94.9 million and $96.3 million, respectively, to $374.7 million and $312.4 million, respectively, for the three months ended December 31, 2005. We attribute the growth in the average balance of savings accounts primarily to the stock subscription proceeds held during the subscription period. In addition, while the average cost of savings accounts increased 4 basis points to 0.89%, the average cost of interest-bearing checking accounts increased 77 basis points to 1.90% for the three months ended December 31, 2005. This increase in interest-bearing checking expense is attributed to the growth in our recently introduced Investors High Yield Checking Account. Interest expense on certificates of deposit increased $5.4 million to $19.8 million for the three months ended December 31, 2005 from $14.5 million for the three months ended December 31, 2004. The average cost of certificates of deposit increased 86 basis points to 3.31% for the three months ended December 31, 2005 from 2.45% for the three months ended December 31, 2004. In addition, the average balance of certificates of deposit increased by $34.3 million to $2.40 billion for the three months ended December 31, 2005. Interest expense on money market accounts decreased by $440,000 to $897,000 for the three months ended December 31, 2005 from $1.3 million for the three months ended December 31, 2004. While the cost of money market accounts remained consistent at 1.34%, there was a $129.7 million, or 32.6%, decrease in the average balance of money market accounts to $268.1 million for the three months ended December 31, 2005 from $397.8 million for the three months ended December 31, 2004.
Interest expense on borrowed funds decreased by $4.2 million, or 27.4%, to $11.1 million for the three months ended December 31, 2005 from $15.3 million for the three months ended December 31, 2004. The average balance of borrowed funds decreased by $390.4 million or 25.5%, to $1.14 billion for the three months ended December 31, 2005 from $1.53 billion for the three months ended December 31, 2004, which is primarily attributed to utilizing the proceeds from our initial public stock offering to reduce higher cost wholesale borrowings. The average cost of borrowed funds decreased by 10 basis points to 3.91% for the three months ended December 31, 2005 from 4.01% for the three months ended December 31, 2004.
Total interest expense increased by $2.8 million, or 4.5%, to $66.8 million for the six months ended December 31, 2005 from $64.0 million for the six months ended December 31, 2004. This increase was primarily due to a 27 basis point increase in the weighted average cost of total interest-bearing liabilities to 2.92% for the six months ended December 31, 2005 compared to 2.65% for the six months ended December 31, 2004. This was partially offset by a $246.9 million, or 5.1%, decrease in the average balance of total interest-bearing liabilities to $4.57 billion for the six months ended December 31, 2005 from $4.82 billion for the six months ended December 31, 2004. We reduced the average balance of wholesale borrowings during the six months ended December 31, 2005 by $408.7 million which was partially offset by an increase in the average balance of interest-bearing deposits for the six months ended December 31, 2005 of $161.8 million to $3.41 billion.
The average balance of core deposits (which consist of savings, money market and interest-bearing checking accounts) grew by $105.6 million to $1.01 billion for the six months ended December 31, 2005 from $903.7 million for the six months ended December 31, 2004. Interest expense on savings and interest-bearing checking accounts increased $637,000 and $1.4 million, respectively, to $1.8 million and $2.6 million, respectively, for the six months ended December 31, 2005 from $1.2 million and $1.2 million, respectively, for the six months ended December 31, 2004. The increase in interest expense on savings and interest-bearing checking accounts was mainly attributed to growth in the average balances for these product types of $141.0 million and $82.9 million, respectively, to $424.2 million and $297.6 million, respectively, for the six months ended December 31, 2005. We attribute the growth in the average balances of savings accounts primarily to the stock subscription proceeds held during the subscription period. In addition, while the average cost of savings accounts increased 2 basis points to 0.87%, the average cost of interest-bearing checking accounts increased 65 basis points to 1.78% for the six months ended December 31, 2005. This increase in interest-bearing checking expense is attributed to the growth in our recently introduced Investors High Yield Checking Account. Interest expense on certificates of deposit increased $10.2 million to $38.4 million for the six months ended December 31, 2005 from $28.1 million for the six months ended December 31, 2004. The average cost of certificates of deposit increased 79 basis points to 3.19% for the six months ended December 31, 2005 from 2.40% for the six months ended December 31, 2004. In addition, the average balance of certificates of deposit increased by $56.2 million to $2.40 billion for the six months ended December 31, 2005. Interest expense on money market accounts decreased by $801,000 to $1.9 million for the six months ended December 31, 2005 from $2.7 million for the six months ended December 31, 2004. While the cost of money market accounts remained consistent at 1.34%, there was a $118.3 million, or 29.1% decrease in the average balance of money market accounts to $287.5 million for the six months ended December 31, 2005 from $405.8 million for the six months ended December 31, 2004.

Interest expense on borrowed funds decreased by $8.6 million, or 28.1%, to $22.1 million for the six months ended December 31, 2005 from $30.7 million for the six months ended December 31, 2004. The average balance of borrowed funds decreased by $408.7 million or 26.0%, to $1.16 billion for the six months ended December 31, 2005 from $1.57 billion for the six months ended December 31, 2004, which is primarily attributed to utilizing the proceeds from our initial public stock offering to reduce higher cost wholesale borrowings. The average cost of borrowed funds decreased by 11 basis points to 3.80% for the six months ended December 31, 2005 from 3.91% for the six months ended December 31, 2004
Net Interest Income
Net interest income increased by $3.5 million, or 14.2%, to $27.7 million for the three months ended December 31, 2005 from $24.3 million for the three months ended December 31, 2004. The increase was caused primarily by a 31 basis point improvement in our yield on interest-earning assets to 4.72% for the three months ended December 31, 2005 from 4.41% for the three months ended December 31, 2004 and a reduction in the average balance of interest-bearing liabilities of $294.6 million, or 6.2%, to $4.49 billion for the three months ended December 31, 2005 from $4.79 billion for the three months ended December 31, 2004. This was partially offset by an increase in our cost of interest-bearing liabilities to 3.04% for the three months ended December 31, 2005 from 2.70% for the three months ended December 31, 2004.
Net interest income increased by $3.1 million, or 6.4%, to $52.3 million for the six months ended December 31, 2005 from $49.2 million for the six months ended December 31, 2004. The increase was caused primarily by a 28 basis point improvement in our yield on interest-earning assets to 4.66% for the six months ended December 31, 2005 from 4.38% for the six months ended December 31, 2004 and a reduction in the average balance of interest-bearing liabilities of $246.9 million, or 5.1%, to $4.57 billion for the six months ended December 31, 2005 from $4.82 billion for the six months ended December 31, 2004. This was partially offset by an increase in our cost of interest-bearing liabilities to 2.92% for the six months ended December 31, 2005 from 2.65% for the six months ended December 31, 2004.
Provision for Loan Losses
Our provision for loan losses was $100,000 and $200,000 for the three and six month periods ended December 31, 2005 and 2004, respectively. For the three and six months ended December 31, 2005, net recoveries totaled $104,000 and $125,000, respectively. There were no charge-offs or recoveries for the three months ended December 31, 2004 and net charge-offs of $5,000 for the six months ended December 31, 2004. The allowance for loan losses increased by $325,000 to $6.0 million at December 31, 2005 from $5.7 million at June 30, 2005. The allowance for loan losses reflects the inherent credit risk in our loan portfolio, the level of our non-performing loans and our charge-off experience.

Our asset quality continues to improve in fiscal 2006. Total non-performing loans, defined as non-accruing loans, decreased by $3.1 million to $4.8 million at December 31, 2005 from $7.9 million at June 30, 2005. The ratio of non-performing loans to total loans was 0.20% at December 31, 2005 compared with 0.40% at June 30, 2005. The allowance for loan losses as a percentage of non-performing loans was 125.4% at December 31, 2005 compared with 72.4% at June 30, 2005. At December 31, 2005 our allowance for loan losses as a percentage of total loans was 0.25%. Future increases in the allowance for loan losses may be necessary based on the growth and change in composition of our loan portfolio.
Other Income
Total other income decreased by $3.1 million to $2.0 million for the three months ended December 31, 2005 from $5.1 million for the three months ended December 31, 2004. This decrease was largely the result of income associated with our bank owned life insurance contract decreasing by $2.4 million to $1.3 million for the three months ended December 31, 2005 from $3.7 million for the three months ended December 31, 2004. During the three months ended December 31, 2004, the Bank received a life insurance death benefit of $3.3 million. In addition, there were no net gains on sales of securities during the three months ended December 31, 2005 compared to net gains on the sale of securities of $602,000 in the three months ended December 31, 2004.
Total other income decreased by $4.3 million to $2.6 million for the six months ended December 31, 2005 from $6.9 million for the six months ended December 31, 2004. This decrease was largely the result of income associated with our bank owned life insurance contract decreasing by $3.6 million to $1.1 million for the six months ended December 31, 2005 from $4.7 million for the six months ended December 31, 2004. During the six months ended December 31, 2004, the Bank received a life insurance death benefit of $3.3 million. In addition, there were no net gains on sales of securities during the six months ended December 31, 2005 compared to net gains on the sale of securities of $602,000 in the six months ended December 31, 2004.
Operating Expenses
Total operating expenses increased by $22.8 million, or 154.0%, to $37.6 million for the three months ended December 31, 2005 from $14.8 million for the three months ended December 31, 2004. The increase is primarily attributed to the $20.7 million contribution of cash and Company stock made to the Investors Savings Bank Charitable Foundation as part of our initial public stock offering. Compensation and fringe benefits also increased by $2.0 million, or 22.1%, to $11.0 million for the three months ended December 31, 2005. This increase is primarily due to the $1.6 million annual ESOP related expenses recorded during the three months ended December 31, 2005. Office occupancy and equipment also increased by $557,000 to $2.6 million for the three months ended December 31, 2005 from $2.1 million for the three months ended December 31, 2004. The principal causes of this increase were the addition of a new branch in March 2005 and normal increases in the cost of operating our branch network. Professional fees increased $148,000, or 49.0%, to $450,000 for the three months ended December 31, 2005 from $302,000 for the three months ended December 31, 2004. This increase is primarily attributed to additional professional fees associated with being a public company.
Total operating expenses increased by $23.6 million, or 79.9%, to $53.2 million for the six months ended December 31, 2005 from $29.6 million for the six months ended December 31, 2004. The increase is primarily attributed to the $20.7 million contribution of cash and Company stock made to the Investors Savings Bank Charitable Foundation as part of our initial public stock offering. Compensation and fringe benefits also increased by $3.2 million, or 18.5%, to $20.6 million for the six months ended December 31, 2005. This increase is primarily due to the $1.6 million annual ESOP related expenses recorded during the six months ended December 31, 2005. In addition, the increase also reflects staff additions in our commercial real estate and retail banking areas, as well as, normal merit increases and increases in employee benefit costs. Office occupancy and equipment also increased by $542,000 to $5.3 million for the six months ended December 31, 2005 from $4.7 million for the six months ended December 31, 2004. The principal causes of this increase were the addition of a new branch in March 2005 and normal increases in the cost of operating our branch network.
Income Taxes
Income tax benefit was $3.0 million for the three months ended December 31, 2005 which is a direct result of the pre-tax loss for the period, as compared to income tax expense of $3.7 million for the three months ended December 31, 2004. Our effective tax benefit rate was 37.6% for the three months ended December 31, 2005, compared to an effective tax expense rate of 25.5% for the three months ended December 31, 2004.
Income tax expense was $515,000 for the six months ended December 31, 2005, as compared to $7.5 million for the six months ended December 31, 2004. Our effective tax expense rate was 33.5% and 28.4% for the six months ended December 31, 2005 and 2004, respectively.
Balance Sheet Summary
Total assets increased by $133.5 million, or 2.7%, to $5.13 billion at December 31, 2005 from $4.99 billion at June 30, 2005. This increase was largely the result of the growth in our loan portfolio partially offset by the decrease in our securities portfolio. The cash flow from our securities portfolio is being used to fund our loan growth which is consistent with our strategic plan.
Cash and cash equivalents decreased by $45.4 million, or 55.8%, to $35.9 million at December 31, 2005 from $81.3 million at June 30, 2004. This decrease is a result of utilizing cash to fund loan growth and repay maturing wholesale borrowings.

Securities, both available-for-sale and held-to-maturity, decreased by $247.5 million, or 9.1%, to $2.47 billion at December 31, 2005, from $2.71 billion at June 30, 2005. This decrease is consistent with our strategy to change our mix of assets by reducing the size of our securities portfolio and increasing the size of our loan portfolio. The cash flows from our securities portfolio were used primarily to fund our loan growth.
Net loans, including loans held for sale, increased by $427.7 million, or 21.4%, to $2.42 billion at December 31, 2005 from $2.00 billion at June 30, 2005. The majority of our loan growth was in residential mortgage loans. We originate residential mortgage loans directly and through our mortgage subsidiary, ISB Mortgage Co. and we purchase mortgage loans from correspondent entities including other banks and mortgage bankers. Our agreements with these correspondent entities require them to originate loans that adhere to our underwriting standards. During the six months ended December 31, 2005 we purchased loans totaling $388.7 million from these entities. We also purchase pools of mortgage loans in the secondary market on a “bulk purchase” basis from several well-established financial institutions. During the six months ended December 31, 2005, we purchased loans totaling $70.5 million on a “bulk purchase” basis.
Additionally, for the six months ended December 31, 2005, we originated $26.2 million in multi-family and commercial real estate loans and $42.7 million in construction loans. This is consistent with our strategy of originating multi-family, commercial real estate and construction loans to diversify our loan portfolio.
Deposits increased by $29.6 million, or 0.9%, to $3.27 billion at December 31, 2005 from $3.24 billion at June 30, 2005. The increase is primarily due to an increase in interest-bearing checking and time deposits of $71.6 million and $45.7 million, respectively, partially offset by a decrease in savings and money market accounts of $24.8 million and $66.4 million, respectively. We attribute the increase and shift in deposits to new products being offered and attractive rates on our CD’s.
Borrowed funds decreased $373.5 million, or 28.4%, to $940.3 million at December 31, 2005 from $1.31 billion at June 30, 2005. This decrease was primarily a result of utilizing the proceeds from the stock offering to reduce higher cost, longer-term wholesale borrowings.
Stockholders’ equity increased $479.6 million, or 117.6%, to $887.4 million at December 31, 2005 from $407.8 million at June 30, 2005. The increase in stockholders’ equity was primarily due to $525.3 million of capital raised in our initial public stock offering, which was completed on October 11, 2005. This was partially offset by the purchase of 4,254,072 shares for our employee stock ownership plan at a cost of $42.5 million.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operated, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

INVESTORS BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
December 31, 2005 (Unaudited) and June 30, 2005

	December 31,	June 30,
	2005	2005
	(In thousands)
Assets
Cash and cash equivalents	$35,926	81,329
Securities available-for-sale, at estimated fair value	588,510	673,951
Securities held-to-maturity, net (estimated fair value of $1,838,929 and $2,032,939 at December 31, 2005 and June 30, 2005, respectively)	1,878,821	2,040,882
Loans receivable, net	2,423,582	1,993,904
Loans held-for-sale	1,401	3,412
Stock in the Federal Home Loan Bank	52,279	60,688
Accrued interest receivable	19,474	18,263
Office properties and equipment, net	28,561	29,544
Net deferred tax asset	19,287	13,128
Bank owned life insurance contract	77,359	76,229
Other assets	1,080	1,423

Total assets	$5,126,280	4,992,753

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$3,270,046	3,240,420
Borrowed funds	940,255	1,313,769
Advance payments by borrowers for taxes and insurance	10,931	10,817
Other liabilities	17,662	19,920

Total liabilities	4,238,894	4,584,926

Stockholders’ equity:
Preferred stock, $0.01 par value, 500,000 authorized shares; none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized; 116,275,688 issued and outstanding at December 31, 2005, and $0.10 par value, 3,000 shares authorized; 50 issued and outstanding at June 30, 2005.	532	—
Additional paid-in capital	524,751	25
Unallocated common stock held by the employee stock ownership plan	(41,123)	—
Retained earnings	412,241	411,219
Accumulated other comprehensive loss:
Net unrealized loss on securities available for sale, net of tax	(7,914)	(2,316)
Minimum pension liability, net of tax	(1,101)	(1,101)

	(9,015)	(3,417)

Total stockholders’ equity	887,386	407,827

Total liabilities and stockholders’ equity	$5,126,280	4,992,753

INVESTORS BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Operations
(Unaudited)

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2005	2004	2005	2004
	(In thousands)
Interest and dividend income:
Loans receivable and loans held-for-sale	$29,827	18,118	56,377	33,920
Securities:
Government-sponsored enterprise obligations	2,490	1,279	4,164	2,689
Mortgage-backed securities	24,680	35,928	50,664	73,965
Equity securities available-for-sale	455	436	910	838
Municipal bonds and other debt	1,701	322	2,415	650
Interest-bearing deposits	1,658	118	2,491	194
Repurchase agreements	351	—	613	—
Federal Home Loan Bank stock	763	452	1,491	886

Total interest and dividend income	61,925	56,653	119,125	113,142

Interest expense:
Deposits	23,055	17,033	44,771	33,280
Secured borrowings	11,141	15,346	22,059	30,701

Total interest expense	34,196	32,379	66,830	63,981

Net interest income	27,729	24,274	52,295	49,161
Provision for loan losses	100	100	200	200

Net interest income after provision for loan losses	27,629	24,174	52,095	48,961

Other income:
Fees and service charges	690	663	1,329	1,336
Increase in and death benefits on bank owned life insurance contract	1,257	3,661	1,130	4,694
Gain on sales of mortgage loans, net	62	137	139	246
Gain on securities transactions, net	—	602	—	602
Gain on sale of other real estate owned, net	5	5	5	5

Total other income	2,014	5,068	2,603	6,883

Operating expenses:
Compensation and fringe benefits	10,987	8,995	20,627	17,411
Advertising and promotional expense	483	780	1,086	1,460
Office occupancy and equipment expense	2,625	2,068	5,269	4,727
Federal insurance premiums	109	118	218	237
Stationery, printing, supplies and telephone	416	492	908	962
Legal, audit, accounting, and supervisory examination fees	450	302	799	672
Data processing service fees	929	844	1,816	1,732
Amortization of premium on deposit acquisition	—	486	—	972
Contribution to charitable foundation	20,651	—	20,651	—
Other operating expenses	912	703	1,787	1,385

Total operating expenses	37,562	14,788	53,161	29,558

(Loss) income before income tax (benefit) expense	(7,919)	14,454	1,537	26,286
Income tax (benefit) expense	(2,980)	3,681	515	7,471

Net (loss) income	$(4,939)	10,773	1,022	18,815

INVESTORS BANCORP, INC. AND SUBSIDIARY
Average Balance Sheet and Yield/Rate Information
Three months ended December 31, 2005 and 2004

	For Three Months Ended
	December 31, 2005			December 31, 2004
	Average			Average
	Outstanding	Interest	Average	Outstanding	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate
	(Dollars in thousands)
Interest-earning Assets:
Due from Banks	$176,800	1,658	3.75%	$21,275	118	2.22%
Repurchase Agreements	34,810	351	4.03%	—	—	—
Securities Available-for-Sale	620,622	6,554	4.22%	1,347,203	13,214	3.92%
Securities Held-to-Maturity	2,042,733	22,772	4.46%	2,282,495	24,751	4.34%
Net Loans	2,309,963	29,827	5.16%	1,411,805	18,118	5.13%
Stock in FHLB	58,729	763	5.20%	75,489	452	2.40%

Total Interest-earning Assets	5,243,657	61,925	4.72%	5,138,267	56,653	4.41%

Non-interest Earning Assets	135,011			140,602

Total Assets	$5,378,668			$5,278,869

Interest-bearing Liabilities:
Savings	$374,737	830	0.89%	$279,804	592	0.85%
Interest-bearing Checking	312,438	1,484	1.90%	216,097	612	1.13%
Money Market Accounts	268,122	897	1.34%	397,824	1,337	1.34%
Certificates of Deposit	2,397,206	19,844	3.31%	2,362,928	14,492	2.45%
Borrowed Funds	1,141,045	11,141	3.91%	1,531,466	15,346	4.01%

Total interest-bearing liabilities	4,493,548	34,196	3.04%	4,788,119	32,379	2.70%

Non-interest Bearing Liabilities	59,747			76,369

Total Liabilities	4,553,295			4,864,488

Stockholders’ Equity	825,373			414,381

Total Liabilities and Stockholders’ Equity	$5,378,668			$5,278,869

Net Interest Income		27,729			24,274

Net Interest Rate Spread			1.68%			1.71%

Net Interest Earning Assets	$750,109			$350,148

Net Interest Margin			2.12%			1.89%

Ratio of interest-earning assets to total interest-bearing liabilities	1.17X			1.07X

INVESTORS BANCORP, INC. AND SUBSIDIARY
Average Balance Sheet and Yield/Rate Information
Six months ended December 31, 2005 and 2004

	For Six Months Ended
	December 31, 2005			December 31, 2004
	Average			Average
	Outstanding	Interest	Average	Outstanding	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate
	(Dollars in thousands)
Interest-earning Assets:
Due from Banks	$144,479	2,491	3.45%	$22,941	194	1.69%
Repurchase Agreements	32,773	613	3.74%	—	—	—
Securities Available-for-Sale	641,141	13,499	4.21%	1,378,296	26,850	3.90%
Securities Held-to-Maturity	2,033,956	44,654	4.39%	2,360,389	51,292	4.35%
Net Loans	2,202,165	56,377	5.12%	1,324,988	33,920	5.12%
Stock in FHLB	58,228	1,491	5.12%	78,264	886	2.26%

Total Interest-earning Assets	5,112,742	119,125	4.66%	5,164,878	113,142	4.38%

Non-interest Earning Assets	135,726			139,406

Total Assets	$5,248,468			$5,304,284

Interest-bearing Liabilities:
Savings	$424,205	1,835	0.87%	$283,199	1,198	0.85%
Interest-bearing Checking	297,582	2,644	1.78%	214,713	1,211	1.13%
Money Market Accounts	287,510	1,927	1.34%	405,791	2,728	1.34%
Certificates of Deposit	2,402,719	38,365	3.19%	2,346,541	28,143	2.40%
Borrowed Funds	1,161,966	22,059	3.80%	1,570,673	30,701	3.91%

Total interest-bearing liabilities	4,573,982	66,830	2.92%	4,820,917	63,981	2.65%

Non-interest Bearing Liabilities	59,813			73,972

Total Liabilities	4,633,795			4,894,889

Stockholders’ Equity	614,673			409,395

Total Liabilities and Stockholders’ Equity	$5,248,468			$5,304,284

Net Interest Income		52,295			49,161

Net Interest Rate Spread			1.74%			1.73%

Net Interest Earning Assets	538,760			343,961

Net Interest Margin			2.05%			1.90%

Ratio of interest-earning assets to total interest-bearing liabilities	1.12X			1.07X

INVESTORS BANCORP, INC. AND SUBSIDIARY
Selected Ratios and Other Data

	At or For the Three Months Ended		At or For the Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Performance Ratios:
Return on average assets (1)	-0.37%	0.82%	0.04%	0.71%
Return on average equity (1)	-2.39%	10.40%	0.33%	9.19%
Interest rate spread	1.68%	1.71%	1.74%	1.73%
Net interest margin	2.12%	1.89%	2.05%	1.90%
Efficiency ratio (1)	126.29%	50.40%	96.84%	52.74%
Non-interest expense to average total assets (1)	2.79%	1.12%	2.03%	1.11%
Average interest-earning assets to average interest-bearing liabilities	1.17	1.07	1.12	1.07

Asset Quality Ratios:
Non-performing assets as a percent of total assets	0.09%	0.16%	0.09%	0.16%
Non-performing loans as a percent of total loans	0.20%	0.57%	0.20%	0.57%
Allowance for loan losses as a percent of total loans	0.25%	0.36%	0.25%	0.36%
Allowance for loan losses as a percent of non-performing loans	125.42%	63.51%	125.42%	63.51%

Capital Ratios:
Total risk-based capital (to risk weighted assets) (2)	29.50%	23.11%	29.50%	23.11%
Tier 1 risk-based capital (to risk weighted assets) (2)	29.23%	22.83%	29.23%	22.83%
Tier 1 leverage (core) capital (to adjusted tangible assets) (2)	11.96%	8.16%	11.96%	8.16%
Equity to total assets (period end)	17.31%	7.85%	17.31%	7.85%
Average equity to average assets	15.35%	7.85%	11.71%	7.72%
Tangible capital (to tangible assets)	17.31%	7.84%	17.31%	7.84%

Other Data:
Number of full service offices	46	45	46	45
Full time equivalent employees	491	446	491	446

(1)	December 2005 three month and six month results reflect a pre-tax expense of $20.7 million for the charitable contribution made to Investors Savings Bank Charitable Foundation as part of our IPO.

(2)	Ratios are for Investors Savings Bank and do not include capital retained at the holding company level.